UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __ )
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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
AIM COUNSELOR SERIES TRUST, AIM GROWTH SERIES, AIM INVESTMENT FUNDS, AIM
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AIM VARIABLE INSURANCE FUNDS
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Morgan Stanley
PLEASE VOTE NOW
VOTING NOW HELPS YOUR FUNDS LOWER OVERALL PROXY COSTS AND ELIMINATES PHONE CALLS
Dear Shareholders:
We recently mailed you proxy materials relating to a proposal to be voted on at a Joint Special Meeting of shareholders of certain Morgan Stanley Funds to be held on May 11, 2010. To date, our records indicate we have not received your vote.
You are being asked to approve the transitioning of the Morgan Stanley (“MS”) Funds of which you own shares to a new fund family. Specifically, as a shareholder of one or more of the MS Funds identified in the Notice of Joint Special Meeting of Shareholders previously mailed to you, you are being asked to consider and approve an Agreement and Plan of Reorganization under which the assets and liabilities of your MS Fund will be transferred to a new fund on the Invesco mutual fund platform with substantially the same investment objectives, principal investment strategies and risks as the corresponding MS Fund.
The Board of Directors/Trustees of each of the MS Funds has unanimously approved and recommends that you vote “FOR” the proposal.
Please vote using one of the following four options:
1.	CALL TOLL-FREE 1-800-708-7958

Call toll free 1-800-708-7958 to vote with a live proxy services representative. Please call Monday through Friday 9:00 AM to 11:00 PM (ET), and Saturday from 12:00 Noon to 6:00 PM (ET). The estimated call duration is less than 2 minutes.

2.	VOTE ONLINE

Refer to your proxy cards for the control number and security code. Please enter the website www.proxyvote.com and follow the instructions.

3.	VOTE BY TOUCH-TONE TELEPHONE

The toll free number appears on your voting instruction form. Please have your voting instruction form in hand to access your control number (located in the box). Please call the number and follow the instructions.

4.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s) then return them in the enclosed postage paid envelope.
You may receive multiple proxy kits in separate envelopes or several cards within one envelope. It is important that you record a separate vote for each proxy card.
If you have any questions about the proposals, you may contact Morgan Stanley Client Relations toll free at 1-800-869-6397. Thank you for voting.
Venus MS OE — R1 BEN

Morgan Stanley
PLEASE VOTE NOW
VOTING NOW HELPS YOUR FUNDS LOWER OVERALL PROXY COSTS AND ELIMINATES PHONE CALLS
Dear Shareholders:
We recently mailed you proxy materials relating to a proposal to be voted on at a Joint Special Meeting of shareholders of certain Morgan Stanley Funds to be held on May 11, 2010. To date, our records indicate we have not received your vote.
You are being asked to approve the transitioning of the Morgan Stanley (“MS”) Funds of which you own shares to a new fund family. Specifically, as a shareholder of one or more of the MS Funds identified in the Notice of Joint Special Meeting of Shareholders previously mailed to you, you are being asked to consider and approve an Agreement and Plan of Reorganization under which the assets and liabilities of your MS Fund will be transferred to a new fund on the Invesco mutual fund platform with substantially the same investment objectives, principal investment strategies and risks as the corresponding MS Fund.
The Board of Directors/Trustees of each of the MS Funds has unanimously approved and recommends that you vote “FOR” the proposal.
Please vote using one of the following four options:
1.	CALL TOLL-FREE 1-800-708-7958

Call toll free 1-800-708-7958 to vote with a live proxy services representative. Please call Monday through Friday 9:00 AM to 11:00 PM (ET), and Saturday from 12:00 Noon to 6:00 PM (ET). The estimated call duration is less than 2 minutes.

2.	VOTE ONLINE

Refer to your proxy cards for the control number and security code. Please enter the website www.proxy-direct.com and follow the instructions.

3.	VOTE BY TOUCH-TONE TELEPHONE

The toll free number is 1-800-337-3503. Please have your proxy card in hand to access your control number and security code. Please call the number and follow the instructions.

4.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s), then return them in the enclosed postage paid envelope.
You may receive multiple proxy kits in separate envelopes or several cards within one envelope. It is important that you record a separate vote for each proxy card.
If you have any questions about the proposals, you may contact Morgan Stanley Client Relations toll free at 1-800-869-6397. Thank you for voting.
Venus MS OE — R1 Reg